UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 1, 2005

Sovereign Bancorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	1-16581	23-2453088
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1500 Market Street, Philadelphia, Pennsylvania		19102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	215 557 4630

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Sovereign Bancorp, Inc. has adopted, effective October 1, 2005, a new compensation strategy for non-employee directors which will continue to focus on the attraction and retention of top quality directors, continue to align the interests of directors with those of shareholders and be a simple, straight-forward package that compensates directors for the responsibilities and demands of the role of director in this new environment.

The components of the new compensation strategy for Sovereign Bancorp, Inc. non-employee Directors (presently 6 in number) will be as follows:

- $50,000.00 paid in cash annually.
- $50,000.00 paid in shares of Sovereign Common Stock annually.

In addition, the "Lead" Director and the Chairman of the Audit Committee will be paid $25,000.00 in cash annually and each committee chairperson will be paid $15,000.00 in cash annually. As part of this new compensation strategy, the stock ownership requirement for Sovereign Bancorp, Inc. directors was increased to $200,000.00 in value of Sovereign common stock.

The compensation covers all Sovereign Bancorp, Inc. board meetings (14 in 2004) and all committee meetings. The Board of Sovereign Bancorp, Inc. has seven committees, which held a combined total of 35 meetings in 2004.

The new compensation strategy for non-employee directors of Sovereign Bank (presently 15 in number), also effective on October 1, 2005, will have the following components:

- $21,000.00 paid in cash annually.
- $21,000.00 paid in shares of Sovereign Common Stock annually.

In 2004, the Sovereign Bank Board of Directors had seven board meetings and 24 combined total committee meetings. At the present time, all Sovereign Bancorp, Inc. directors also serve on the Board of Sovereign Bank.

Sovereign Bancorp, Inc. initiated a review of director compensation programs for the directors of both Sovereign Bancorp, Inc. and Sovereign Bank in April 2005. The review included the engagement of a nationally recognized, independent compensation consulting firm to advise the Board. Prior to its amendment, the existing compensation strategy for Sovereign Bancorp, Inc. Directors, adopted and approved by shareholders in 1996, is primarily stock based, provides for separate fees for board and certain committee meetings, and expires by its terms in 2006.

Sovereign Bancorp, Inc. has seven directors, six of whom are non-management, independent directors. Fifty percent (50%) of all non-management, independent directors have been on the Board for less than four years. Sovereign Bank has eight directors who have been on the Board for less than four years.

Amendment to Sovereign Bancorp, Inc. Non-Employee Director Compensation Plan

The Non-Employee Director Compensation Plan was amended, effective as of October 1, 2005, to reflect the changes in compensation strategy described above.

Amendment to Sovereign Bancorp, Inc. Non-Employee Directors Services Compensation Plan

The Non-Employee Director Services Compensation Plan was amended, effective as of October 1, 2005, to "freeze" eligibility, participation and benefit amounts. Current directors who have completed 10 years of Board Service as defined in the Plan as of October 1, 2005 and have attained age 65 as of October 1, 2005 are eligible to receive the retirement benefit described in the Plan. The Plan was further amended, effective as of October 1, 2005, to provide that current directors who have not completed 10 years of Board Service as of October 1, 2005, or attained age 65 as of October 1, 2005 are eligible to receive a retirement benefit determined by reference to Board Service as of September 30, 2005 provided such director completes 10 years of Board Service and attains age 65. A director elected or appointed after September 30, 2005 will not be eligible to participate in, or receive a benefit under, the Plan.

Change in Stock Ownership Requirement Policy

The Stock Ownership Requirement Policy was amended, effective as of October 1, 2005, to increase the stock ownership requirement for non-employee directors of Sovereign Bancorp, Inc. to $200,000 in value of Sovereign common stock to be achieved over a five-year period.

The descriptions of the Non-Employee Director Compensation Plan, as amended, the Non-Employee Directors Services Compensation Plan, as amended, and the Stock Ownership Requirement Policy, as amended, are qualified in their entirety by reference to the amended Plans and Policy filed herewith as exhibits 10.1, 10.2, and 10.3, respectively.

Item 1.02 Termination of a Material Definitive Agreement.

Termination of Sovereign Bancorp, Inc. Non-Employee Directors Bonus Award Program

The Non-Employee Directors Bonus Award Program was amended to terminate, effective as of October 1, 2005. No non-employee director will receive a payment under the Program for 2005, 2006, 2007 or thereafter.

The description of the Non-Employee Directors Bonus Award Program, as amended to terminate, is qualified in its entirety by reference to the amended Program filed herewith as Exhibit 10.4.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.
(b) Not applicable.
(c) Exhibits.

The following exhibits are filed herewith:

Exhibit No. Description

10.1 Sovereign Bancorp, Inc. Non-Employee Director Compensation Plan, as amended, effective October 1, 2005

10.2 Sovereign Bancorp, Inc. Non-Employee Directors Services Compensation Plan, as amended, effective October 1, 2005

10.3 Sovereign Bancorp, Inc. Stock Ownership Requirement Policy, as Amended and Restated, effective October 1, 2005

10.4 Sovereign Bancorp, Inc. Non-Employee Directors Bonus Award Program, as amended to terminate, effective October 1, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sovereign Bancorp, Inc.

August 5, 2005	By:	Lawrence M. Thompson, Jr.

Name: Lawrence M. Thompson, Jr.
Title: Chief Administrative Officer

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Exhibit Index

Exhibit No.	Description

10.1	Sovereign Bancorp, Inc. Non-Employee Director Compensation Plan, as amended, effective October 1, 2005
10.2	Sovereign Bancorp, Inc. Non-Employee Directors Services Compensation Plan, as amended, effective October 1, 2005
10.3	Sovereign Bancorp, Inc. Stock Ownership Requirement Policy, as Amended and Restated, effective October 1, 2005
10.4	Sovereign Bancorp, Inc. Non Employee Directors Bonus Award Program, as amended to terminate, effective October 1, 2005